UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2016

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 24, 2016, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta-Reboyras	189,310,967	1,222,927	40,462

Aurelio Alemán-Bermúdez	189,318,526	1,242,833	12,997

Luz A. Crespo	189,425,939	1,128,517	19,900

Robert T. Gormley	189,280,762	1,245,553	48,041

Thomas M. Hagerty	174,542,404	15,999,253	32,699

Michael P. Harmon	189,419,339	1,121,193	33,824

Roberto R. Herencia	150,265,443	40,057,643	251,270

David I. Matson	189,202,037	1,331,856	40,463

José Menéndez-Cortada	189,137,417	1,416,470	20,469

Broker Non-Vote 18,873,280            shares for each director.

Proposal 2 –Approval of amendments to the First BanCorp. Omnibus Incentive Plan, as amended

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

187,680,569	2,846,152	47,635	18,873,280

Proposal 3 — Non-binding Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

155,606,524	34,862,954	104,878	18,873,280

Proposal 4 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2016

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

208,909,212	534,089	4,335	NA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 25, 2016	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel